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Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-164361, 333-89128, 333-89180, 333-126000, and 333-156029 on Form S-8 of our report dated April 1, 2009, relating to the consolidated financial statements of Dillard's Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Dillard's, Inc. for the year ended January 31, 2010.

/s/ Deloitte & Touche LLP

New York, New York
March 26, 2010

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  Exhibit 23(b)